                                                                      EX-99.(h)2

July 22, 2002

Thomas M. Mistele
Dodge & Cox
One Sansome Street, 35th Fl.
San Francisco, CA 94104

Dear Tom:

Dodge & Cox Funds (the "Trust") and Boston Financial Data Services, Inc. ("Boston Financial") are parties to an agreement dated as of November 10, 1997, as amended (the "Agreement") under which the Boston Financial performs certain transfer agency and/or recordkeeping services for the Trust. In connection with the enactment of the USA Patriot Act of 2001 and the regulations promulgated thereunder, (collectively, the "Patriot Act"), the Trust has requested and Boston Financial has agreed to amend the Agreement as of the date hereof in the manner set forth below:

WHEREAS, the Patriot Act imposes new anti-money laundering requirements on financial institutions, including mutual funds;

WHEREAS, the Trust recognizes the importance of complying with the Patriot Act and the Trust has developed and implemented a written anti-money laundering program, which is designed to satisfy the requirements of the Patriot Act, (the "Trust's Program");

WHEREAS, the Patriot Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of its anti-money laundering program; and

WHEREAS, the Trust desires to delegate to Boston Financial the implementation and operation of certain aspects of the Trust's Program and Boston Financial desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, by adding the attached Appendices to the Agreement.

                                   APPENDIX A

1.      Delegation; Duties

1.1 Subject to the terms and conditions set forth in the Agreement, the Trust hereby delegates to Boston Financial those aspects of the Trust's anti-money laundering program (the "Trust's Program") that are set forth on Appendix A-1, attached hereto. The duties set forth on Appendix A-1 may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Appendix A-1 bearing a later date than the date hereof.

1.2 Boston Financial agrees to perform such delegated duties, with respect to the ownership of shares in the Trust for which Boston Financial maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

2.      Consent to Examination

2.1 In connection with the performance by Boston Financial of the above-delegated duties, Boston Financial understands and acknowledges that the Trust remains responsible for assuring compliance with the USA Patriot Act of 2001 and the regulations promulgated thereunder (collectively, the "Patriot Act") and that the records Boston Financial maintains for the Trust relating to the Trust's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. Boston Financial hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, Boston Financial will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

3.      Limitation on Delegation.

3.1 The Trust acknowledges and agrees that in accepting the delegation hereunder, Boston Financial is agreeing to perform only those aspects of the Trust's Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Trust's Program or for the overall compliance by the Trust with the Patriot Act. Additionally, the parties acknowledge and agree that Boston Financial shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Trust for which Boston Financial maintains the applicable shareholder information.

4.      Expenses.

4.1 In consideration of the performance of the foregoing duties, the Trust agrees to pay Boston Financial for the reasonable administrative expense that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.      Miscellaneous.

5.1 In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5.2. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                              Boston Financial Data Services, Inc.

By:     /s/ Laurie R. Donovan              By:    /s/ Carol Gilmartin
        ---------------------------               ----------------------------
Name:   Laurie R. Donovan                  Name:  Carol Gilmartin
        ---------------------------               ----------------------------
                                           Title: V.P.
                                                  ----------------------------

WITNESSED BY:                              Dodge & Cox Funds

By:     /s/ Thomas M. Mistele              By:    /s/ Harry R. Hagey
        ---------------------------               ----------------------------
Name:   Thomas M. Mistele                  Name:  Harry R. Hagey
        ---------------------------               ----------------------------
        SECRETARY                          Title: CHAIRMAN
                                                  ----------------------------

                                  Appendix A-1
                                Delegated Duties

With respect to the ownership of shares in the Trust for which Boston Financial maintains the applicable shareholder information, Boston Financial shall:

     . Follow the Trust's third party check policies (which may change from time to time). In accordance with the Trust's current policy, reject third party checks for new accounts or for subsequent purchases within the Trust.

     . Review and submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and the Securities and Exchange Commission ("SEC") Control Lists.

     . Review all maintenance transactions to shareholder registrations that occur within thirty (30) days of an account being established.

     . Appoint an anti-money laundering compliance officer to administer the servicing of those aspects of the Trust's Program that have been expressly delegated to Boston Financial.

     . Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

     . Comply with the Patriot Act and anti-money laundering recordkeeping requirements as they apply to those aspects of the Trust's Program that have been expressly delegated to Boston Financial.

     .    Review wires sent to banking instructions other than those on file.

     . Review a shareholder's account for unusual activity when purchases and redemptions by the shareholder (based on social security number within the Trust) hit the $100,000 threshold that has been set on the "Unusual Activity Warning System."

     . As required by the Patriot Act, maintain an independent audit function to test the viability of its compliance with the Patriot Act.

     . Review accounts to identify those established by known offenders attempting fraud and once identified, freeze such accounts.

     . Maintain an ongoing anti-money laundering training program of the its own associates as required by the Patriot Act

     . Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file Form 8300 as necessary.

     .    File suspicious activity reports as necessary.

Boston Financial Data Services, Inc.       Dodge & Cox Funds

By:     /s/ Carol Gilmartin                By:    /s/ Harry R. Hagey
        ---------------------------               ----------------------------
Name:   Carol Gilmartin                    Name:  Harry R. Hagey
        ---------------------------               ----------------------------
Title:  V.P.                               Title: CHAIRMAN
        ---------------------------               ----------------------------